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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93746, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, Form S-4 Registration Statement File No. 333-04406, Form S-4 Registration Statement File No. 333-09905, Form S-3 Registration Statement File No. 333-10531, Form S-3 Registration Statement File No. 333-11607, Form S-8 Registration Statement File No. 333-15547, Form S-4 Registration Statement File No 333-19185 and Form S-3 Registration Statement File No. 333-28575.

                                                             ARTHUR ANDERSEN LLP


Dallas, Texas
 September 2, 1997